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                                                                     EXHIBIT (B)



                            STOCK PURCHASE AGREEMENT


        This Stock Purchase Agreement (this "Agreement") dated August 20, 1999 is between The Times Mirror Company, a Delaware corporation ("Purchaser"), and Edelson Technology Partners II, L.P., a Delaware limited partnership ("Seller").

        WHEREAS, Seller is the record and beneficial owner of 339,552 shares (the "Shares") of Common Stock of Alternate Marketing Networks Inc., a Michigan corporation (the "Company"); and

        WHEREAS, Purchaser desires to purchase, and Seller desires to sell, the Shares;

        NOW, THEREFORE, in consideration of the mutual representations, warranties and agreements of the parties hereto, such parties, intending to be legally bound, do hereby agree as follows:


        1. Sale and Purchase of Shares. Seller hereby sells, assigns and transfers to Purchaser, and Purchaser hereby purchases from Seller, free and clear of all liens, claims, encumbrances, security interests, options, changes and restrictions of any kind, all of Seller's right, title and interest in and to the Shares, as represented in certificates which have been duly endorsed and delivered by Seller to the Purchaser for cancellation and reissuance in the name of and for the benefit of Purchaser. Upon execution and delivery of this Agreement, Purchaser shall pay to Seller the purchase price of $933,768 by wire transfer to an account designated by Seller to Purchaser two business days prior to the Closing Date.


        2. Closing. The closing of the purchase and sale of the Shares will take place on September 10, 1999, at the offices of Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, California 90071 unless another time, date or place is agreed to in writing by the parties hereto.


        3. Representations and Warranties of Seller. Seller hereby represents and warrants to Purchaser that:

               (a) Organization, Standing and Authority of Seller. Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to enter into, deliver and perform its obligations under, this Agreement.


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               (b) Authorization and Enforceability of this Agreement. The execution, delivery and performance by Seller of this Agreement have been duly authorized by all necessary partnership action on the part of Seller. This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms.

               (c) No Conflict; Consents of Third Parties. The execution, delivery and performance by Seller of this Agreement will not (i) violate or conflict with the certificate of incorporation, by-laws or comparable documents of Seller, (ii) conflict with, or result in the breach or termination of, or constitute a default or give rise to any lien, third-party right of termination, cancellation, modification or acceleration (or any event which might, with the passage of time or the giving of notice, or both, constitute a default) under, any lease, contract, indenture, agreement, commitment, license, note, bond, mortgage or other instrument to which Seller is a party, or any order, judgment or decree, to which Seller is a party or by which Seller or any of its properties are bound; or (iii) constitute a violation of or conflict with any law or regulation applicable to Seller. No consent, approval, permit, notification or authorization of, or designation, declaration or filing with, any governmental or regulatory authority or other third party is required on the part of Seller in connection with the execution, delivery and performance of this Agreement, other than filings under Section 13 and Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

               (d) Ownership of the Shares. Seller is the record and beneficial owner of the Shares, free and clear, in each case, of any liens, claims, security interests, options, charges or other encumbrances, restrictions or third-party rights with respect to the Shares. Seller has full power and authority to transfer the Shares to Purchaser, free and clear, in each case, of any liens, claims, security interest, options charges or other encumbrances, restrictions or third-party rights or claims with respect to the Shares. The Shares constitute all of the shares of the Company held by Seller.

               (e) No Brokers. Seller has not employed any broker, investment banker or finder in connection with the sale of the Shares.

        3. Representation and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller that:

               (a) Organization, Standing and Authority of Purchaser. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to enter into, deliver and perform its obligations under, this Agreement.

               (b) Authorization and Enforceability of this Agreement. The execution, delivery and performance by Purchaser of this Agreement have been duly authorized by all necessary action on the part of Purchaser. This Agreement has been duly executed and delivered


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by Purchaser and constitutes the legal, valid and binding obligation of
Purchaser, enforceable against it in accordance with its terms.

               (c) No Conflict; Consent of Third Parties. The execution, delivery and performance by Purchaser of this Agreement will not (i) violate conflict with the certificate of incorporation, by-laws or comparable documents of Purchaser, (ii) conflict with, or result in the breach or termination of, or constitute a default or give rise to any lien, third-party right of termination, cancellation, modification or acceleration (or any event which might, with the passage of time or the giving of notice, or both, constitute a default) under, any lease, contract, indenture, agreement, commitment or other instrument to which Purchaser is a party, or any order, judgment or decree, to which Purchaser is a party or by which Purchaser or any of its properties are bound; or (iii) constitute a violation of or conflict with of any law or regulation applicable to Purchaser. No consent, approval, permit, notification or authorization of, or designation, declaration or filing with, any governmental or regulatory authority or other third party is required on the part of Purchaser in connection with the execution, delivery and performance of this Agreement by Purchaser, other than filings under Section 13 and Section 16 of the Exchange Act.

               (d) Investment; Restricted Securities. Purchaser is acquiring the Shares for its own account, for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Purchaser understands that (i) the Shares have not been registered under the Securities Act by reason of their issuance by the Corporation in a transaction exempt from the registration requirements of the Securities Act; (ii) the Shares must be held by Purchaser indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration; and (iii) the exemption from registration afforded by Rule 144 (the provisions of which are known to the undersigned) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

               (e) Access to Information; Accredation. Purchaser has had access to all information purchaser deems desirable in connection with its purchase of the Shares. Purchaser is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

               (f) No Brokers. Purchaser has not employed any broker or finder in connection with its purchase of the Shares.

        5. Indemnification. The parties shall indemnify and hold each other and their respective affiliates harmless from and against any and all liability, loss, damage or injury, including reasonable expenses of investigation and reasonable counsel fees and expenses in connection with any action, suit or proceeding, arising out of a breach, or allegation which if true would constitute a breach, of any representation, warranty or covenant set forth herein, provided that the party seeking to enforce such indemnity shall provide to the indemnifying party prompt written notice of any claim giving rise to such indemnity and the opportunity to defend the same


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with counsel of its choosing reasonably acceptable to the indemnified party.
Notwithstanding the foregoing, the indemnification given by Seller to Purchaser hereunder shall be limited in all events to the purchase price set forth in
Section 1 hereof.

        6. Conditions to Closing. The respective obligations of the parties hereto to consummate the Closing are subject to the satisfaction (or waiver by each party in writing) on or before the Closing Date of the following conditions:

        (a) Governmental Approvals. Any notice or approvals to or of any federal, state or foreign governmental authority with respect to the transactions contemplated hereby shall have been either filed or received.


        (b) No Order. No federal, state or foreign governmental authority or other agency or commission or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which remains in effect, and which has the effect of making the transactions contemplated hereby illegal or otherwise prohibiting consummation of the transactions contemplated by this Agreement.

        7. Conditions to Purchaser's Obligations. The obligations of Purchaser to consummate the Closing are subject to the satisfaction (or waiver by Purchaser in writing) on or before the Closing Date of the following conditions:

        (a) Representations, Warranties and Covenants. The representations and warranties of Seller made in this Agreement shall be true ad correct as of the date of this Agreement and on and as of the Closing Date, and Seller shall have performed or complied with, or shall have caused to be performed or complied with, all obligations and covenants required by this Agreement to be performed or complied with by Seller by the time of the closing; and Purchaser shall have received from Seller a certificate dated the Closing Date and signed by an authorized officer of Seller confirming the foregoing.

        (b) Resolutions. Purchaser shall have received from Seller certified copies of resolutions duly adopted by the General Partner of Seller authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and all such resolutions shall have not been revoked and shall remain in full force and effect.

        (c) Resignation of Harry Edelson as Director. Harry Edelson shall have resigned from the Board of Directors of the Company and shall have executed and delivered a written resignation letter to the Company in connection therewith.

        8. Conditions to Seller's Obligations. The obligations of Seller to consummate the Closing are subject to the satisfaction (or waiver by Seller in writing) on or before the Closing Date of the following conditions:


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        (a) Representations, Warranties and Covenants. The representations and warranties of Purchaser made in this Agreement shall be true and correct in all material respects as of the date of this Agreement and on and as of the Closing Date, as though made on and as of the Closing Date, and Purchaser shall have performed or complied with all obligations and covenants required by this Agreement to be performed or complied with by Purchaser at the time of the Closing; and Seller shall have received from Purchaser a certificate dated the Closing Date and signed by an authorized officer of Purchaser confirming the foregoing.

        (b) Resolutions. Seller shall have received from Purchaser certified copies of resolutions duly adopted by the Board of Directors of Purchaser authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions hereby contemplated hereby, and all such resolutions shall have not been revoked and shall remain in full force and effect.

        9. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent prepaid telecopy, or sent, postage prepaid, by registered, certified or express mail, or reputable overnight courier service and shall be deemed given when so delivered by hand or telecopied, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), and shall be addressed to each party at the address for such party on the signature page hereto, or at such other addresses as the parties may advise each other in writing from time to time.

        10. Expenses. Whether or not the transactions contemplated hereby are consummated, and except as otherwise provided in this Agreement, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

        11. Attorneys' Fees. Should any arbitration or litigation be commenced concerning this Agreement or the rights or duties of any party with respect to it, the party prevailing shall be entitled, in addition to such other relief as may be granted, to a reasonable sum for such party's attorneys' fees and expenses determined by the court in such arbitration or litigation or in a separate action brought for that purpose.

        12. Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by Purchaser or Seller without the prior written consent of the other parties hereto; provided, however, that Purchaser shall be permitted to assign this Agreement or any of its rights, interest or obligations hereunder to any of its affiliates without the prior written approval or any other party; and provided, further, however, that no assignment shall limit or affect the assignor's obligations hereunder.

        13. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give any person or entity, other than the parties hereto and such assigns, any legal or equitable rights hereunder.


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        14. Counterparts; Facsimile. This Agreement may be executed and delivered in one or more counterparts and via facsimile, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered or faxed to the other party.

        15. Entire Agreement. This Agreement (including the Exhibit hereto) contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understanding relating to such subject matter.

        16. Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

        17. Amendment. This Agreement may be amended by action taken by Purchaser and Seller at any time only by an instrument in writing signed on behalf of each of the parties hereto.

        18. Extension; Waiver. At any time prior to the Closing Date, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of any other party, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document, certificate or writing delivered pursuant hereto or (c) waive compliance by any other party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

        19. Interpretation of this Agreement.

               (a) Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, the singular includes the plural, the part includes the whole, "including" is not limiting and "or" has the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole (including the Preamble, the Recitals and the Exhibits) and not to any particular provision of this Agreement.

               (b) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State.

               (c) Headings, Exhibits and Schedules. The headings contained in this Agreement and in any Exhibit are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized terms used in any Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement.


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               (d) Representation By Counsel; Interpretation. Purchaser and
Seller each


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acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law, including Section 1654 of the California Civil Code or any comparable provision of New York law, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of Seller and Purchaser.

        20. Publicity. Purchaser and Seller agree that, from the date of this Agreement through the Closing Date, no public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior consent of each other party (which consent shall not be unreasonably withheld), except as such release or announcement may be required by law or the rules or regulations of any United States securities exchange, NASDAQ, or the Securities and Exchange Commission, in which case the party required to make the release or announcement shall allow each other party reasonable time to comment on such release or announcement in advance of such issuance.

        IN WITNESS WHEREOF, the parties have duly executed this agreement as of the date first written above.

                                       EDELSON TECHNOLOGY PARTNERS II, L.P.

                                       By: /s/ HARRY EDELSON
                                           --------------------------------
                                       Name: Harry Edelson
                                             ------------------------------
                                       Title: General Partner
                                              -----------------------------


                                       Address for Notices:
                                       300 Tice Boulevard
                                       Woodcliff Lake, NJ 07675
                                       Attention: Mr. Harry Edelson
                                       Telecopier: (201) 930-8899

                                       THE TIMES MIRROR COMPANY

                                       By: /s/ EDWARD L. BLOOD
                                           --------------------------------
                                       Name: Edward L. Blood
                                             ------------------------------
                                       Title: Vice President, Strategic Planning
                                              ----------------------------------
                                       Address for Notices:
                                       220 E. First Street
                                       Los Angeles, CA 90012
                                       Attention: Mr. Edward L. Blood
                                       Telecopier: (213) 237-3917